Exhibit 10.22
FIRST AMENDMENT TO LEASE
(5871 Oberlin Drive)
     THIS FIRST AMENDMENT TO LEASE (“First Amendment”) is made and entered into as of the 20th day of December, 2010, by and between ARE-SD REGION NO. 31, LLC (“Landlord”), PHENOMIX CORPORATION, a Delaware corporation (“Tenant”) and ANADYS PHARMACEUTICALS, INC., a Delaware corporation (“Subtenant”).
R E C I T A L S:
     A. Reference is hereby made to that certain Lease Agreement dated July 31, 2003, between VPI OBERLIN 1, L.P., a California limited partnership (“Original Landlord”) predecessor-in-interest to Landlord and Tenant (the “Lease”), for space containing approximately 16,603 rentable square feet on the ground floor (the “Premises”) in that certain office building located and addressed at 5871 Oberlin Drive, San Diego, California 92121 (the “Building”).
     B. Pursuant to that certain Assignment of Leases and Security Deposits dated November 22, 2010, Original Landlord assigned to Landlord, and Landlord assumed, all of Original Landlord’s right, title and interest in the Lease.
     C. Pursuant to that certain Sublease Agreement dated June 18, 2009, as amended by that certain Amendment #1 dated November 8, 2010 (“Sublease Amendment”), Tenant subleased a portion of the Premises (consisting of approximately 13,893 rentable square feet (the “Sublease Premises”)) to Anadys Pharmaceuticals, Inc. (as subtenant) (collectively, the “Sublease”).
     D. By this First Amendment, Landlord and Tenant desire to provide for the early release of Tenant from its leasehold obligations and for the recognition of Subtenant as a direct tenant of Landlord for the remainder of the Sublease Term, and to otherwise modify the Lease and Sublease as provided herein.
     E. Unless otherwise defined herein, capitalized terms as used herein shall have the same meanings as given thereto in the Lease.
     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
A G R E E M E N T:
     1. Release of Tenant. Effective as of December 1, 2010, Tenant shall, subject to the terms hereof, be released from all obligations under the Lease accruing after December 1, 2010; provided, however, that Tenant shall remain liable to Landlord for its indemnity obligations which expressly survive the expiration or sooner termination of the Lease.

     2. Recognition of Subtenant. Subtenant and Tenant acknowledge and agree that the “video camera system” shall hereby deemed included on the list of FF&E attached to the Sublease Amendment as Exhibit C. The parties agree that there have been no amendments or modifications to the Sublease, except as set forth above. Effective as of December 1, 2010, (A) Landlord agrees to recognize Subtenant as its direct tenant of the Premises (as modified herein) in accordance with all of the terms, covenants and conditions of the Sublease (except as set forth below) and (B) Subtenant agrees to attorn to Landlord as its landlord on all the terms and conditions of the Sublease and to fully and faithfully perform its obligations under the Sublease directly to Landlord. Tenant consents to such attornment and agrees that Subtenant is to perform all of the covenants, terms and conditions of the Sublease for the benefit of Landlord and Tenant hereby releases Subtenant from any liability or obligation to Tenant arising out of the Sublease. Landlord shall not (i) be liable for any prepayment of more than one (l) month’s rent or any security deposit paid by Subtenant to Tenant (except to the extent such security deposit is delivered to Landlord pursuant to Section 4 below), (ii) be liable for any previous act or omission of Tenant under the Sublease or for any other defaults of Tenant under the Sublease, (iii) be subject to any defenses or offsets previously accrued which Subtenant may have against Tenant. Landlord hereby agrees to perform all of the covenants and obligations of Tenant as sublandlord under the Sublease for the benefit of Subtenant from and after December 1, 2010 except for the obligations of Tenant under the following Sections of the Sublease which the parties agree shall not be the obligation of Landlord: Section 7.9, the second sentence of Section 8 and Section 10. Subtenant shall in no way be deemed liable for any act or omission of Tenant or to have assumed the Tenant’s obligations under the Lease. Without limitation on the foregoing, Subtenant will not be liable or responsible for any restoration obligations of Tenant pursuant to the Lease, or for any defaults of Tenant pursuant to the terms of the Lease, including without limitation any breach relating to Hazardous Materials which Tenant may have caused or permitted during its tenancy.
     3. Lease Modifications. Effective as of December 1, 2010, the Lease is modified as follows:
          2.1. Premises. Effective as of December 1, 2010, the Premises shall be deemed to mean that certain space depicted on Exhibit “A” attached hereto and containing 13,893 rentable square feet.
          2.2. Tenant’s Pro-Rata Share. Effective as of December 1, 2010, Tenant’s Pro-Rata Share shall be 41.19% and notwithstanding anything to the contrary in the Sublease, the Subtenant shall pay 100% of Tenant’s Pro-Rata Share of Operating Expenses.
          2.3. Basic Monthly Rent. Effective as of December 1, 2010, Subtenant shall pay, in accordance with the provisions of this Section 2.3, Basic Monthly Rent for the Sublease Premises (in addition to any additional rent and utilities costs due under the Sublease) as follows:

Period	Basic Monthly Rent
|
12/01/10-01/31/11	$29,869.95

     3. Purchase of FF&E by Landlord. Landlord shall purchase from Tenant the furniture, fixtures and equipment described on Exhibit “B” attached hereto for the sum of Twenty-Seven Thousand Six Hundred Ninety-Six and 00/100 Dollars ($27,696.00), which amount shall be credited (the “Rent Credit”) by Landlord to Tenant’s remaining rent obligations under the Lease.
     4. Transfer of Security Deposit. Tenant and Subtenant acknowledge and agree that Tenant is holding a security deposit equal to Twenty-Nine Thousand Eight Hundred Sixty-Nine and 95/100 Dollars ($29,869.95) under the Sublease. Concurrently with Tenant’s execution of this First Amendment, Tenant shall deliver such security deposit to Landlord and Landlord shall hold such amount as security for Subtenant’s performance under the Sublease, and Landlord shall return such deposit (or any unused portion thereof) to Subtenant in accordance with the terms of the Sublease.
     5. Release of Letter of Credit. Upon full execution and delivery of this First Amendment, Landlord shall return to Tenant that certain Letter of Credit issued by Comerica Bank in favor of Landlord (as beneficiary) in the amount of Two Hundred Sixteen Thousand Three Hundred Thirty-Eight and 88/100 Dollars ($216,338.88).
     6. Tenant’s Rent Payment. Concurrently with Tenant’s execution and delivery of the First Amendment to Landlord, Tenant shall pay to Landlord an amount equal to Twenty-Two Thousand Six Hundred Twenty-Six and 51/100 Dollars ($22,626.51) in order to satisfy Tenant’s remaining rent obligations under the Lease (the “Rent Differential Payment”), which Rent Differential Payment was calculated after application of Rent Credit (in the amount of Twenty-Seven Thousand Six Hundred Ninety-Six and 00/100 Dollars ($27,696.00)) on account of Landlord’s purchase of the FF&E described below.
     7. Condition of the Premises. Subtenant hereby acknowledges that Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises. Subtenant also acknowledges that Landlord has made no representation or warranty regarding the condition of the Premises.
     8. Reimbursement. Upon full execution and delivery of this First Amendment, Landlord shall reimburse Subtenant for its actual legal fees incurred in connection with the review and negotiation of this First Amendment; provided that such reimbursement obligation shall not exceed Five Thousand Dollars ($5,000).
     9. Brokers. Each party represents and warrants to the other that no broker, agent or finder negotiated or was instrumental in negotiating or consummating this First Amendment. Each party further agrees to defend, indemnify and hold harmless the other party from and against any claim for commission or finder’s fee by any other person or entity who claims or alleges that they were retained or engaged by the first party or at the request of such party in connection with this First Amendment.
     10. Signing Authority. Each individual executing this First Amendment on behalf of Landlord, Tenant and Subtenant hereby represent and warrant that their respective entities are duly formed and existing entities qualified to do business in the State of California and that the Landlord, Tenant and Subtenant, as applicable, have full right and authority to execute and deliver this First Amendment and that each person signing on behalf of such entity is authorized to do so.

     11. No Further Modification. Except as set forth in this First Amendment, all of the terms and provisions of the Lease shall apply during the Extended Term and shall remain unmodified and in full force and effect. Effective as of the date hereof, all references to the “Lease” shall refer to the Lease as amended by this First Amendment.
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     IN WITNESS WHEREOF, this First Amendment has been executed as of the day and year first above written.

“LANDLORD”	ARE-SD REGION NO. 31, LLC, a Delaware limited liability company
	By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P.,
a Delaware limited partnership,
managing member

By:	ARE-QRS CORP.,
a Maryland corporation, general partner

By:	/s/ Gary Dean
Its: VP — RE Legal Affairs

“TENANT”	PHENOMIX CORPORATION, a Delaware corporation
	By:	Brian Baker
Its: President

	By:	/s/ Brian Baker
Its: President

“SUBTENANT”	ANADYS PHARMACEUTICALS, INC., a Delaware corporation
	By:	/s/ Peter Slover
Its: Vice President, Finance and Operations

EXHIBIT “A”
“PREMISES”

EXHIBIT “B”

FF&E LIST

BarCode	Model No./Description	Serial No.	Vendor

000-1255	N750 Access / Intrusion Control System		Northern Computer Parker
000-1261	9 HP Boiler steam plant & 42 HP boiler steam plant Emergency Generator
000-1235	Cage & Rack Washer R630	630-1203-N1405	NorthWestern Systems

000-1224	Sterilizer SSR-3A-PB	6045	Laboratory Equipment
000-1250	RO/DI system		Robert E Byrne Company
000-1242	Video Camera System		AIS /Mitsubishi
000-1225	Glass washer #470	3601894003	Amsco
000-1226	Glass dryer #475	3632493002	Amsco
000-1001/1002	Phone System		Siemens

Office	Office Furniture	Qty

203	Desk	1
	Side Chair — Red	2
	Bookcase	1
	Cabinet	1

204	Desk	1
	Side Chair	4
	Bookcase	1
	Cabinet	1
	Round Table (205)	1

206	Desk	2
	Bookcase(207)	2

208	Desk	1
	Side Chair — Red	2
	Round Table	1

210	Desk	1
	Bookcase	1
	Round Table	1

211	Desk	1
	Side Chair	1

212	Desk	1
	Side Chair	3
	Round Table	1

213	Conference Table	1
	Office Chair — Green	1
	Bookcase	2

214	Round Table	1
Kitchen	Side Chair — Black	3

217	Tech Stations	12
Tech Area	Cubes	5

201	Cubes	17
Open Offices